Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Edgen Group Inc. (the “Company”) on Form 10-Q for the quarter ended March 31, 2013 (the “Report”), I, Daniel J. O’Leary, Chairman, President and Chief Executive Officer of the Company, hereby certify to my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

 Date: May 13, 2013

/S/ Daniel J. O'Leary
Daniel J. O’Leary
Chairman, President and Chief Executive Officer